VERIDIUM PROVIDES UPDATE ON ETHANOL BY-PRODUCT RECOVERY TECHNOLOGY SALES

NEW YORK, N.Y., May 25, 2006 - Veridium Corporation (OTC Bulletin Board: VRDM) today announced an update on its sales efforts for its ethanol by-product recovery technology.

Veridium's patent-pending Corn Oil Extraction System(TM) can remove up to 75% of the corn oil from an ethanol processing by-product called distillers dried grain ("DDG") in two stages. The first stage extracts 1.2 to 1.5 million gallons per year and corresponds to about 30% of the corn oil in the DDG for a 50 million gallon per year facility. The second stage of this technology recovers another 30% to 45% of the corn oil in the DDG, corresponding to another 1.2 to 2.2 million gallons of corn oil per year out of a 50 million gallon per year ethanol facility.

Veridium's pricing model for these systems is based on the provision of its turn-key systems for no up-front cost in return for long-term corn oil purchase agreements based on a fixed discount to prevailing market prices. Each first stage system can be expected to generate in excess of $1.4 million in annualized revenues, and each second stage system can be expected to generate in excess of $1.6 million in additional annualized revenues.

Veridium has executed letters of intent for a total of 11 first stage systems and 7 second stage systems. The next steps for each of these systems is to execute final agreements for the systems and to deploy the systems at the client facilities. In addition, Veridium is currently working on going directly to contract on another 3 first stage systems and 3 second stage systems.

Veridium has granted exclusive right of first refusal manufacturing rights to INSEQ Corporation (OTC Bulletin Board: INSQ) for the manufacturing of Veridium's patent-pending Corn Oil Extraction Systems(TM).

INSEQ and Veridium are respectively 80% and 70% owned by GreenShift Corporation (OTC Bulletin Board: GSHF) whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformational environmental gains.

About Veridium Corporation

Veridium Corporation (OTC Bulletin Board: VRDM) is a publicly traded industrial waste recycling company and holds the rights to more than a dozen proprietary universal processing, water purification, emissions control and waste recycling technologies.

Veridium's business model is based on the engineering and marketing of green innovations and processes that enhance manufacturing efficiencies, improve resource utilization and minimize waste. Veridium's mission is to deliver consumer oriented Natural Solutions(TM) based on an array of green technologies and applied engineering expertise that reduce waste at the source and make it easier for people and businesses to recycle and reuse resources. Veridium plans to focus on the continued acquisition, development and marketing of benchmark green technologies and products that accomplish the following key goals:

     o Reduce the volume of waste generated by residential and commercial consumers;

     o    Increase  the  convenience  and  decrease  the  cost of  recycling  by
          residential   and   commercial   consumers;   and,  o   Increase   the
          cost-efficiency of processing certain types of industrial wastes.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Veridium Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For more information, please contact:
Investor Relations
Veridium Corporation
Phone:   888-870-9197 - Extension 291
Fax:     646-792-2636
Email:   investorrelations@veridium.com
Web:     www.veridium.com